UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2011
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Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11601 Wilshire Blvd., Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The Company held its Annual Meeting of Stockholders on June 9, 2011 at 9 a.m. (PDT).

(b)    The voting results from the Annual Meeting were as follows:

1.
Each of the following eight directors was elected to our Board of Directors to serve until the next annual meeting of stockholders in 2012 or until their respective successors are elected and qualified, and received the number of votes set forth below. There were 498,808 broker non-votes and 2,590 abstentions.

Name	For	Against
Victor J. Coleman	20,945,833	361,022
Howard S. Stern	21,226,246	80,609
Theodore R. Antenucci	21,226,171	80,684
Richard B. Fried	21,226,246	80,609
Jonathan M. Glaser	21,226,246	80,609
Mark D. Linehan	21,226,171	80,684
Robert M. Moran, Jr.	21,114,526	192,329
Barry A. Porter	21,114,526	192,329

2.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year was approved by a vote of 21,724,197 shares in favor, 75,841 shares against, and 8,215 shares abstaining. There were no broker non-votes.

3.
An advisory resolution approving the Company’s executive compensation was approved by a vote of 21,163,921 shares in favor, 142,309 shares against, and 3,215 shares abstaining. There were 498,808 broker non-votes.

4.
An advisory vote on the frequency of future advisory votes on the Company’s executive compensation was held and the frequency that received the most votes was one year. The results of the vote were as follows: 20,563,997 shares in favor of one year, 16,084 shares in favor of two years, 723,524 shares in favor of three years and 5,840 shares abstaining. There were 498,808 broker non-votes. In light of the voting results with respect to the frequency of shareholder votes on executive compensation, our Board of Directors has decided that the Company will hold an annual advisory vote on the compensation of named executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: June 14, 2011	By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Financial Officer